Exhibit 20.8
Page 1 of 3

                   Navistar Financial 1997 - B Owner Trust
                           For the Month of December
                     Distribution Date of January 15, 1998
                            Servicer Certificate #3

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $473,462,264.08
Beginning Pool Factor                                           0.9469352

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,714,752.56
     Interest Collected                                     $3,982,766.57

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $125,776.80
Total Additional Deposits                                     $125,776.80

Repos / Chargeoffs                                            $290,370.34
Aggregate Number of Notes Charged Off                                  29

Total Available Funds                                      $19,666,188.54

Ending Pool Balance                                       $457,614,248.57
Ending Pool Factor                                              0.9152388

Servicing Fee                                                 $394,551.89

Repayment of Servicer Advances                                $157,107.39

Reserve Account:
     Beginning Balance  (see Memo Item)                    $25,939,818.90
     Target Percentage                                               5.25%
     Target Balance                                        $24,024,748.05
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,915,070.85)
     Ending Balance                                        $24,024,748.05

Current Weighted Average APR:                                      10.009%
Current Weighted Average Remaining Term (months):                   48.00

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,348,017.83     1,828
                                31 - 60 days             $380,390.99       298
                                60+  days                 $48,666.44        39

     Total:                                            $2,777,075.26     1,829

     Balances:                  60+  days              $1,903,160.28        39

Memo Item - Reserve Account
     Prior Month                                               $0.00
+    Invest. Income                                   $24,856,768.86
+    Excess Serv.                                         $96,743.94
+    Transfer (to) / from Collections Account            $986,306.10
     Beginning Balance                                         $0.00

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month  of  December

                                                                             NOTES
                                                (Money Market)
                                   TOTAL       CLASS A - 1       CLASS A - 2      CLASS A - 3        CLASS A - 4      CLASS B NOTES
                             $500,000,000.00  $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                         100.00%            0.00%             0.00%             0.00%            0.00%
     Coupon                                             5.72%            5.96%             6.20%             6.30%            6.30%

Beginning Pool Balance       $473,462,264.08
Ending Pool Balance          $457,614,248.57

Collected Principal           $15,557,645.17
Collected Interest             $3,982,766.57
Charge - Offs                    $290,370.34
Liquidation Proceeds/Recoveries  $125,776.80
Servicing                        $394,551.89
Cash Transfer from Reserve Acct        $0.00
Total Collections Available
  for Debt Service            $19,271,636.65

Beginning Balance            $473,462,264.08   $80,462,264.08   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00

Interest Due                   $2,437,315.04      $396,459.93      $482,105.11      $682,000.00        $784,875.00       $91,875.00
Interest Paid                  $2,437,315.04      $396,459.93      $482,105.11      $682,000.00        $784,875.00       $91,875.00
Principal Due                 $15,848,015.51   $15,848,015.51            $0.00            $0.00              $0.00            $0.00
Principal Paid                $15,848,015.51   $15,848,015.51            $0.00            $0.00              $0.00            $0.00

Ending Balance               $457,614,248.57   $64,614,248.57   $94,000,000.00  $132,000,000.00    $149,500,000.00   $17,500,000.00
Note / Certificate Pool Factor                         0.6039           1.0000           1.0000             1.0000           1.0000
  (Ending Balance / Original Pool Amount)
Total Distributions           $18,285,330.55   $16,244,475.44      $482,105.11      $682,000.00        $784,875.00       $91,875.00

Interest Shortfall                     $0.00            $0.00            $0.00            $0.00              $0.00            $0.00
Principal Shortfall                    $0.00            $0.00            $0.00            $0.00              $0.00            $0.00
  Total Shortfall                      $0.00            $0.00            $0.00            $0.00              $0.00            $0.00
      (required from Reserve)
Excess Servicing                 $986,306.10
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                     $25,939,818.90
(Release) / Draw              ($1,915,070.85)
Ending Reserve Acct Balance   $24,024,748.05

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                4                3                     2                    1
                                          Aug-97           Sep-97           Oct-97                Nov-97               Dec-97
Beginning Pool Balance                     N\A                N\A       $408,527,638.36      $486,773,425.62      $473,462,264.08

A)   Loss Trigger:
Principal of Contracts Charged Off         N\A                N\A           $519,576.09          $933,926.21          $290,370.34
Recoveries                                 N\A                N\A                 $0.00                $0.00          $125,776.80

Total Charged Off (Months 5, 4, 3)                            N\A
Total Recoveries (Months 3, 2, 1)                        $125,776.80
Net Loss / (Recoveries) for 3 Mos                             N\A   (a)

Total Balance (Months 5, 4, 3)      $408,527,638.36(b)

Loss Ratio Annualized [(a/b) * (12)]          $0.00
Trigger:  Is Ratio > 1.5%                       N\A
                                                                            Oct-97                Nov-97               Dec-97

B)   Delinquency Trigger:                                                 $1,168,237.49          $894,974.02        $1,903,160.28
     Balance delinquency 60+ days                                                    0%             0.18386%             0.40197%
     As % of Beginning Pool Balance                                                N\A                   N\A             0.29060%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:           4.80500%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer